UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with William A. Sullivan, the Company’s former Principal Accounting Officer and Treasurer. Pursuant to the Separation Agreement, in connection with Mr. Sullivan resigning from his positions with the Company as of April 3, 2017, the Company agreed to:

•	commencing on the first regularly scheduled payroll date following June 2, 2017, continue paying Mr. Sullivan’s annual base salary of $321,273 for a period of twelve (12) months (the “Severance Period”);

•	continue paying the share of the premium for Mr. Sullivan’s health and dental insurance through the end of the Severance Period that it currently pays on behalf of active and similarly situated employees who receive the same type of coverage and/or to otherwise continue to provide to Mr. Sullivan during the Severance Period all Company employee benefit plans and arrangements available to the Company’s senior management employees; and

•	on June 2, 2017, pay Mr. Sullivan a pro-rated 2017 bonus of $27,565.28.

The Separation Agreement also includes a release of claims by Mr. Sullivan against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: April 7, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel